UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

U.S. Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During August and September 2014, U.S. Rare Earths, Inc. (the “Company”) issued an aggregate of 120,000 shares of its common stock at a purchase price of $2.50 per share and warrants to purchase an aggregate of 139,200 shares of its common stock exercisable at $1.50 per share expiring December 31, 2015, for an aggregate of $300,000 to two accredited investors.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, of 1933, as amended (the “Securities Act”) since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors represented that they were accredited investors, were acquiring the securities for their own account for investment purposes only and not with a view to resale or distribution to others and that they could bear the risks of the investment. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 8.01 Other Events.

On October 3, 2014, the Company issued a press release announcing that it has raised an aggregate of $3.1 million since December 2013. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by U.S. Rare Earths, Inc., dated October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

October 3, 2014	By:	/s/ Kevin M. Cassidy
Kevin M. Cassidy,
Chief Executive Officer